NEWS RELEASE
FOR IMMEDIATE RELEASE
August 2, 2023

Entergy reports second quarter earnings
Company affirms guidance and outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported second quarter 2023 earnings per share of $1.84 on both an as-reported and adjusted (non-GAAP) basis.
“We had a successful second quarter with meaningful progress on key regulatory and legislative fronts that will enable customer-centric investments in resilience, reliability, and clean energy,” said Drew Marsh, Entergy Chairman and Chief Executive Officer. “Our industrial growth pipeline continues to expand as the Gulf’s unique advantages remain supportive despite broader economic headwinds.”

Business highlights included the following:
•E-LA completed a major project in Southeast Louisiana with reliability and resilience benefits. The project included construction of a new substation and nearly two miles of transmission lines along with upgrades to existing infrastructure.
•E-MS selected several resources from its 2022 renewable RFP, which should allow for procurement of at least 500 megawatts of capacity. Additional information will be provided once definitive agreements are reached.
•The MPSC approved E-MS’s FRP settlement.
•E-TX filed a settlement agreement for its base rate case proceeding.
•E-AR, E-LA, and E-NO each submitted their annual FRP filings.
•The Texas legislative session, which ended in late May, included legislation important to utilities in the state, including the Texas Resiliency Act, which allows utilities to submit resiliency plans and defines cost recovery options for the plan investment.
•Entergy was named by Forbes as one of America’s Best Employers for Diversity for 2023.
•For the eighth consecutive year, Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports second quarter earnings
August 2, 2023

Consolidated earnings (GAAP and non-GAAP measures)
Second quarter and year-to-date 2023 vs. 2022 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings	391	160	232	702	436	266
Less adjustments	-	(204)	204	69	(197)	266
Adjusted earnings (non-GAAP)	391	364	27	634	633	-
Estimated weather impact	15	50	(35)	(32)	66	(98)

(After-tax, per share in $)
As-reported earnings	1.84	0.78	1.06	3.31	2.13	1.17
Less adjustments	-	(1.00)	1.00	0.32	(0.97)	1.29
Adjusted earnings (non-GAAP)	1.84	1.78	0.06	2.99	3.10	(0.11)
Estimated weather impact	0.07	0.24	(0.17)	(0.15)	0.32	(0.47)

Calculations may differ due to rounding
Consolidated results
For second quarter 2023, the company reported earnings of $391 million, or $1.84 per share, on an as-reported and an adjusted basis. This compared to second quarter 2022 earnings of $160 million, or 78 cents per share, on an as-reported basis, and earnings of $364 million, or $1.78 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of variances by business is provided in Appendix B.
Business segment results
Utility
For second quarter 2023, the Utility business reported earnings attributable to Entergy Corporation of $514 million, or $2.42 per share, on an as-reported and an adjusted basis. This compared to second quarter 2022 earnings of $153 million, or 75 cents per share, on an as-reported basis and $444 million, or $2.17 per share, on an adjusted basis. There were several drivers for the quarter’s results.

Second quarter 2022 results included a regulatory charge that SERI recorded to increase a regulatory liability to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings).

Also in second quarter 2022, as a result of receiving approvals for storm cost recovery and issuance of securitized debt at E-LA and E-TX, the companies recorded the following:
•carrying costs on storm expenditures not previously recorded (the equity portion related to prior years was considered an adjustment and excluded from adjusted earnings),
•a reduction in other income to account for LURC’s 1 percent beneficial interest in the trust established as part of E-LA’s securitization (considered an adjustment and excluded from adjusted earnings),
•a reduction in income tax expense as a result of securitization (considered an adjustment and excluded from adjusted earnings), and
•amounts reserved to share benefits of securitization with customers (considered an adjustment and excluded from adjusted earnings).

Other drivers for the quarter included:
•the effect of regulatory actions,
•lower other O&M, and

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Entergy reports second quarter earnings
August 2, 2023

•higher dividends on intercompany preferred investments (offset at Parent & Other and largely earnings neutral for consolidated results).

The drivers were partially offset by:
•lower retail sales volume due to the impacts of weather,
•higher operating expenses including depreciation and amortization expense and taxes other than income taxes, and
•higher interest expense.

On a per share basis, second quarter 2023 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For second quarter 2023, Parent & Other reported a loss attributable to Entergy Corporation of
$(123 million), or (58) cents per share, on an as-reported and an adjusted basis. This compared to second quarter 2022 earnings of $7 million, or 3 cents per share, on an as-reported basis and a loss of $(80 million), or (39) cents per share, on an adjusted basis.

In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC’s 2022 results are also included in Parent & Other.

EWC’s 2022 results were largely driven by Palisades, which was shut down and sold in second quarter 2022. Financial results included revenue and operating expenses from Palisades until the plant was shut down in May 2022 and decommissioning expense and earnings on the nuclear decommissioning trust until the plant was sold in June 2022. Second quarter 2022 results also included a gain that resulted from the sale of Palisades. In second quarter 2022, EWC reported as-reported earnings per share of $0.42.

Higher dividends on intercompany preferred investments (offset at Utility and largely earnings neutral for consolidated results) was also a driver for the quarter.

On a per share basis, second quarter 2023 results reflected higher diluted average number of common shares outstanding.

Earnings per share guidance
Entergy affirms its 2023 adjusted EPS guidance range of $6.55 to $6.85. See webcast presentation for additional details.
The company has provided 2023 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, August 2, 2023, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing
888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by

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Entergy reports second quarter earnings
August 2, 2023

telephone. The telephone replay will be available through August 9, 2023, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; and FFO to debt, excluding securitization debt, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity

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Entergy reports second quarter earnings
August 2, 2023

of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2023 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.
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Entergy reports second quarter earnings
August 2, 2023

Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Second quarter 2023 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Second quarter and year-to-date 2023 vs. 2022 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Second quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	514	153	361	912	493	418
Parent & Other
2022 EWC	-	87	(87)	-	94	(94)
All other	(123)	(80)	(43)	(209)	(151)	(58)
Total Parent & Other	(123)	7	(130)	(209)	(57)	(152)
Consolidated	391	160	232	702	436	266

Less adjustments
Utility	-	(291)	291	69	(291)	360
Parent & Other
2022 EWC	-	87	(87)	-	94	(94)
All other	-	-	-	-	-	-
Total Parent & Other	-	87	(87)	-	94	(94)
Consolidated	-	(204)	204	69	(197)	266

Adjusted earnings (loss) (non-GAAP)
Utility	514	444	70	843	784	58
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(123)	(80)	(43)	(209)	(151)	(58)
Total Parent & Other	(123)	(80)	(43)	(209)	(151)	(58)
Consolidated	391	364	27	634	633	-
Estimated weather impact	15	50	(35)	(32)	66	(98)

Diluted average number of common shares outstanding (in millions)	212	205	7	212	204	8

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.42	0.75	1.68	4.30	2.41	1.88
Parent & Other
2022 EWC	-	0.42	(0.42)	-	0.46	(0.46)
All other	(0.58)	(0.39)	(0.19)	(0.99)	(0.74)	(0.25)
Total Parent & Other	(0.58)	0.03	(0.61)	(0.99)	(0.28)	(0.71)
Consolidated	1.84	0.78	1.06	3.31	2.13	1.17

Less adjustments
Utility	-	(1.42)	1.42	0.32	(1.43)	1.75
Parent & Other
2022 EWC	-	0.42	(0.42)	-	0.46	(0.46)
All other	-	-	-	-	-	-
Total Parent & Other	-	0.42	(0.42)	-	0.46	(0.46)
Consolidated	-	(1.00)	1.00	0.32	(0.97)	1.29

Adjusted earnings (loss) (non-GAAP)
Utility	2.42	2.17	0.25	3.97	3.84	0.13
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(0.58)	(0.39)	(0.19)	(0.99)	(0.74)	(0.25)
Total Parent & Other	(0.58)	(0.39)	(0.19)	(0.99)	(0.74)	(0.25)
Consolidated	1.84	1.78	0.06	2.99	3.10	(0.11)
Estimated weather impact	0.07	0.24	(0.17)	(0.15)	0.32	(0.47)

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Second quarter and year-to-date 2023 vs. 2022
	Second quarter			Year-to-date
	2023	2022	Change	2023	2022	Change

(Pre-tax except for income taxes and totals; $ in millions)
Utility
E-LA and E-TX true-up for carrying costs on storm expenditures	-	41	(41)	31	41	(10)
E-LA contribution to the LURC related to securitization	-	(32)	32	(15)	(32)	17
E-LA customer-sharing of securitization benefit	-	(224)	224	(103)	(224)	121
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(551)	551	-	(551)	551
Income tax effect on Utility adjustments above	-	192	(192)	27	192	(165)
E-LA income tax benefit resulting from securitization	-	283	(283)	129	283	(154)
Total Utility	-	(291)	291	69	(291)	360

Parent & Other
2022 EWC earnings	-	87	(87)	-	94	(94)
Total Parent & Other	-	87	(87)	-	94	(94)

Total adjustments	-	(204)	204	69	(197)	266

(After-tax, per share in $) (b)
Utility
E-LA and E-TX true-up for carrying costs on storm expenditures	-	0.18	(0.18)	0.14	0.17	(0.03)
E-LA contribution to the LURC related to securitization	-	(0.15)	0.15	(0.07)	(0.15)	0.09
E-LA customer-sharing of securitization benefit	-	(0.81)	0.81	(0.36)	(0.81)	0.45
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	(2.02)	2.02	-	(2.02)	2.02
E-LA income tax benefit resulting from securitization	-	1.38	(1.38)	0.61	1.38	(0.77)
Total Utility	-	(1.42)	1.42	0.32	(1.43)	1.76

Parent & Other
2022 EWC earnings	-	0.42	(0.42)	-	0.46	(0.46)
Total Parent & Other	-	0.42	(0.42)	-	0.46	(0.46)

Total adjustments	-	(1.00)	1.00	0.32	(0.97)	1.30

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Second quarter and year-to-date 2023 vs. 2022
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Second quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
Utility
Operating revenues	-	46	(46)	31	46	(16)
Other regulatory charges (credits)–net	-	(775)	775	(103)	(775)	672
Other income (deductions)	-	(37)	37	(15)	(37)	22
Income taxes	-	474	(474)	156	474	(318)
Total Utility	-	(291)	291	69	(291)	360

Parent & Other
2022 EWC
Operating revenues	-	89	(89)	-	239	(239)
Fuel and fuel-related expenses	-	(25)	25	-	(51)	51
Purchased power	-	(26)	26	-	(39)	39
Nuclear refueling outage expense	-	(7)	7	-	(18)	18
Other O&M	-	(42)	42	-	(84)	84
Asset write-offs and impairments	-	164	(164)	-	163	(163)
Decommissioning expense	-	(14)	14	-	(28)	28
Taxes other than income taxes	-	(3)	3	-	(12)	12
Depreciation/amortization exp.	-	(3)	3	-	(12)	12
Other income (deductions)	-	(18)	18	-	(31)	31
Interest expense	-	(2)	2	-	(3)	3
Income taxes	-	(25)	25	-	(28)	28
Preferred dividend requirements	-	(1)	1	-	(1)	1
Total 2022 EWC	-	87	(87)	-	94	(94)
Total Parent & Other	-	87	(87)	-	94	(94)

Total adjustments	-	(204)	204	69	(197)	266

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Second quarter and year-to-date 2023 vs. 2022
($ in millions)
	Second quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
Utility	936	361	575	1,915	856	1,059
Parent & Other
2022 EWC	-	1	(1)	-	79	(79)
All other	(70)	(84)	14	(88)	(119)	30
Total Parent & Other	(70)	(83)	13	(88)	(40)	(49)
Consolidated	866	278	588	1,826	816	1,010
Calculations may differ due to rounding

OCF increased for the quarter due primarily to lower Utility fuel and purchased power payments partially offset by Utility customer receipts (primarily fuel revenue).

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2023 versus 2022 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Second quarter 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	0.75	2.17		0.42	(0.39)	(0.39)		0.78	1.78
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net	2.74	0.12	(g)	(0.15)	0.01	0.01		2.60	0.13
Nuclear refueling outage expense	(0.02)	(0.02)		0.03	-	-		0.01	(0.02)
Other O&M	0.30	0.30	(h)	0.16	(0.02)	(0.02)		0.44	0.27
Asset write-offs and impairments	-	-		(0.63)	-	-		(0.63)	-
Decommissioning expense	(0.01)	(0.01)		0.05	-	-		0.05	(0.01)
Taxes other than income taxes	(0.05)	(0.05)	(i)	0.01	-	-		(0.04)	(0.05)
Depreciation/amortization exp.	(0.09)	(0.09)	(j)	0.01	(0.01)	(0.01)		(0.09)	(0.10)
Other income (deductions)	0.39	0.21	(k)	0.07	(0.14)	(0.14)	(l)	0.32	0.07
Interest expense	(0.06)	(0.06)	(m)	0.01	(0.03)	(0.03)		(0.09)	(0.10)
Income taxes–other	(1.42)	(0.04)	(n)	0.01	(0.02)	(0.02)		(1.43)	(0.06)
Share effect	(0.09)	(0.09)	(o)	-	0.02	0.02		(0.07)	(0.07)
2023 earnings (loss)	2.42	2.42		-	(0.58)	(0.58)		1.84	1.84

h

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Year-to-date 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	2.41	3.84		0.46	(0.74)	(0.74)		2.13	3.10
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; other purchased power; and regulatory charges (credits)–net	2.58	0.18	(g)	(0.57)	0.03	0.03		2.03	0.20
Nuclear refueling outage expense	(0.04)	(0.04)		0.07	-	-		0.03	(0.04)
Other O&M	0.33	0.33	(h)	0.32	(0.03)	(0.03)		0.62	0.29
Asset write-offs and impairments	-	-		(0.63)	-	-		(0.63)	-
Decommissioning expense	(0.02)	(0.02)		0.11	-	-		0.09	(0.02)
Taxes other than income taxes	(0.10)	(0.10)	(i)	0.05	-	-		(0.06)	(0.11)
Depreciation/amortization exp.	(0.17)	(0.17)	(j)	0.04	(0.01)	(0.01)		(0.14)	(0.19)
Other income (deductions)	0.43	0.32	(k)	0.12	(0.19)	(0.19)	(l)	0.36	0.13
Interest expense	(0.13)	(0.13)	(m)	0.01	(0.06)	(0.06)	(p)	(0.18)	(0.19)
Income taxes–other	(0.83)	(0.08)	(n)	0.01	-	-		(0.82)	(0.08)
Preferred dividend requirements and noncontrolling interest	-	-		0.01	(0.01)	(0.01)		-	(0.01)
Share effect	(0.17)	(0.15)	(o)	-	0.04	0.04		(0.13)	(0.12)
2023 earnings (loss)	4.30	3.97		-	(0.99)	(0.99)		3.31	2.99

Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges (credits) and Utility income taxes-other exclude the following for the return of unprotected excess ADIT to customers (net effect is neutral to earnings) ($ in millions):

	2Q23	2Q22	YTD23	YTD22
Utility operating revenue / regulatory charges (credits)	5	(16)	3	(33)
Utility income taxes-other	(5)	16	(3)	33
(d)Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	2Q23	2Q22	YTD23	YTD22
Utility regulatory charges (credits)	5	1	8	2
Utility preferred dividend requirements and noncontrolling interest	(5)	(1)	(8)	(2)
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes–other represents income tax differences other than the tax effect of individual line items. Share effect captures the change in diluted average number of common shares outstanding.
(f)In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other "All other." EWC 2022 results were largely attributable to Palisades nuclear plant, which was shut down and sold in second quarter 2022. Financial results in 2022 included revenue and operating expenses from Palisades until the plant was shut down in May 2022, and decommissioning expense and earnings on the decommissioning trust until the plant was sold in June 2022. Second quarter 2022 results also included a gain of $166 million ($130 million after tax) as a result of the sale of Palisades.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)-net variance analysis 2023 vs. 2022 ($ EPS)
	2Q	YTD
Electric volume / weather	(0.17)	(0.44)
Retail electric price	0.37	0.67
2Q22 increase in provision for potential refunds in SERI complaints	2.02	2.02
2Q22 provision for customer sharing of securitization benefits	0.81	0.81
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	(0.26)	(0.26)
2022 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	(0.02)	(0.07)
1Q23 provision for customer sharing of securitization benefits	-	(0.37)
1Q23 E-LA true-up of carrying charges on storm costs	-	0.15
Reg. provisions for decommissioning items	(0.05)	(0.04)
Other, including Grand Gulf recovery	0.05	0.12
Total	2.74	2.58
(g)The second quarter and year-to-date variances included several items from second quarter 2022. SERI recorded a $551 million ($413 million after-tax) regulatory charge to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings). Also in second quarter 2022, as a result of receiving approvals for storm cost recovery and issuance of securitized debt at E-LA and E-TX, the companies recorded several items. E-LA and
E-TX recorded provisions totaling $59 million ($54 million after-tax) for the true up of the equity component of carrying charges on storm costs ($46 million ($42 million after tax) associated with prior years was considered an adjustment and excluded from adjusted earnings). E-LA also recorded a $224 million ($165 million after-tax) regulatory provision for sharing the benefits of
E-LA’s securitization with customers (considered an adjustment and excluded from adjusted earnings). Regulatory actions that affected variances included E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, E-NO’s FRP, and E-TX’s interim base rate increase. Volume / weather was also a driver primarily due weather. The variances also reflected a change in regulatory provisions for decommissioning items (the difference between expense and decommissioning trust earnings plus costs collected in revenue is largely earnings neutral). The year-to-date variance also reflected items resulting from securitization approvals. In the first quarter 2023, E-LA recorded a regulatory provision for $103 million ($76 million after tax) for sharing the benefits of E-LA’s securitization with customers and $31 million ($31 million after tax) for the true-up of carrying charges on storm costs (both were considered an adjustment and excluded from adjusted earnings).
(h)The second quarter and year-to-date earnings increases from lower Utility other O&M included lower compensation and benefits costs primarily due to lower pension expense as well as a higher prescription plan refund; lower MISO costs (largely offset in revenues); and lower non-nuclear and nuclear generation expenses primarily due to a lower scope of work. Lower power delivery costs and a gain on sale also contributed. The recognition of a DOE award also contributed to the year-to-date increase and was partially offset by lower nuclear insurance refunds.
(i)The second quarter and year-to-date earnings decreases from higher Utility taxes other than income taxes were due to higher ad valorem and franchise taxes.
(j)The second quarter and year-to-date earnings decreases from higher Utility depreciation/amortization expense were due primarily to higher plant in service and updated depreciation rates for E-TX effective in June 2023.
(k)The second quarter and year-to-date earnings increases from higher Utility other income (deductions) reflected a few drivers. Higher intercompany dividend income related to the new intercompany investment in preferred stock resulting from E-LA’s 2022 and 2023 securitizations compared to the previous affiliate preferred investment that was liquidated in 2022 (largely offset in P&O) contributed to the increases. In second quarter 2022, two items were recorded as a result of E-LA securitization: a $32 million charge was recorded to account for LURC’s 1% beneficial interest in the trust established as part of E-LA’s 2022 securitization (considered an adjustment and excluded from adjusted earnings), and an adjustment to AFUDC-equity for the approved equity component of carrying costs on 2020 storms not previously recorded (the portion relating to prior years was considered an adjustment and excluded from adjusted earnings). Additionally, the increases were driven by changes in nuclear decommissioning trust returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral), and an increase in allowance for equity funds used during construction due to higher construction work in progress. The increases were partially offset by storm restoration carrying costs recorded in 2022 and an increase in non-service pension costs. The year-to-date increase was also partially offset by a $15 million charge ($15 million after tax) that was recorded to account for LURC’s 1% beneficial interest in the trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings).
(l)The second quarter and year-to-date earnings decreases from lower Parent & Other other income (deductions) were due to changes in the new intercompany investment in preferred stock resulting from E-LA’s 2022 and 2023 securitizations compared to the previous affiliate preferred investment that was liquidated (largely offset in Utility). This was partially offset by income recorded on legacy EWC pension plans and interest income.
(m)The second quarter and year-to-date earnings decreases from higher Utility interest expense were due primarily to higher debt balances.
(n)The second quarter and year-to-date earnings decreases from Utility income taxes-other were due largely to a second quarter 2022 $283 million income tax benefit related to securitization financing of Hurricane Laura, Hurricane Delta, Hurricane Zeta, Winter Storm Uri, and a portion of Hurricane Ida (this item was considered an adjustment and excluded from adjusted earnings). Other miscellaneous income tax items also contributed to the year-to-date decrease, partially offset by a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (this item was considered an adjustment and excluded from adjusted earnings).
(o)The second quarter and year-to-date earnings per share impacts from share effect were due to settlement of equity forward sales in November 2022 under the company’s ATM program.
(p)The year-to-date earnings decrease in Parent & Other interest expense was primarily due to higher interest rates on commercial paper, offset by lower interest on long-term debt balances and the redemption of a Parent note in July 2022.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Second quarter and year-to-date 2023 vs. 2022
	Second quarter				Year-to-date
	2023	2022	% Change	% Weather adjusted (q)	2023	2022	% Change	% Weather adjusted (q)
GWh sold
Residential	9,027	9,493	(4.9)	0.3	16,303	17,946	(9.2)	0.5
Commercial	6,969	7,203	(3.3)	(1.3)	13,217	13,474	(1.9)	(0.9)
Governmental	608	641	(5.1)	(4.7)	1,185	1,226	(3.3)	(3.2)
Industrial	13,301	13,480	(1.3)	(1.3)	26,041	25,976	0.3	0.3
Total retail sales	29,905	30,817	(3.0)	(0.9)	56,746	58,622	(3.2)	-
Wholesale	3,171	3,920	(19.1)		7,674	7,562	1.5
Total sales	33,076	34,737	(4.8)		64,420	66,184	(2.7)

Number of electric retail customers
Residential					2,571,543	2,554,001	0.7
Commercial					368,731	366,044	0.7
Governmental					18,146	18,054	0.5
Industrial					43,359	43,490	(0.3)
Total retail customers					3,001,779	2,981,589	0.7

Other O&M and refueling outage expense per MWh	$20.53	$21.74	(5.6)		$20.74	$21.39	(3.0)

Calculations may differ due to rounding
(q)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, on a weather-adjusted basis retail sales decreased (0.9) percent. Residential sales were 0.3 percent higher and commercial sales decreased (1.3) percent. Industrial sales decreased (1.3) percent largely due to lower sales to cogen customers and lower sales to existing large industrial customers primarily in the chlor-alkali and petrochemicals industries. These industrial sales decreases were partially offset by higher sales to new and expansion customers primarily in the industrial gases, primary metals, and petrochemicals industries and higher sales to small industrial customers.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
Second quarter 2023 vs. 2022 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2023	2022	Change
GAAP measure
As-reported ROE	11.0%	10.8%	0.1%

Non-GAAP financial measure
Adjusted ROE	10.6%	11.3%	(0.8)%

As of June 30 ($ in millions, except where noted)	2023	2022	Change
GAAP measures
Cash and cash equivalents	1,194	580	614
Available revolver capacity	4,216	4,191	24
Commercial paper	1,108	1,398	(289)
Total debt	27,362	26,923	439
Securitization debt	278	336	(58)
Debt to capital	66.8%	69.1%	(2.3)%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	-	3	(3)
Storm escrows	411	323	88

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.6%	68.8%	(2.2)%
Net debt to net capital, excluding securitization debt	65.6%	68.4%	(2.8)%
Gross liquidity	5,410	4,771	639
Net liquidity	4,302	3,373	928
Net liquidity, including storm escrows	4,713	3,697	1,016
Parent debt to total debt, excluding securitization debt	19.5%	20.9%	(1.4)%
FFO to debt, excluding securitization debt	11.7%	10.9%	0.9%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In 2022, the results of the EWC segment were considered an adjustment in light of the company’s exit from the merchant nuclear power business.
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
A&G	Administrative and general	HLBV	Hypothetical liquidation at book value
ADIT	Accumulated deferred income taxes	IIRR-G	Infrastructure investment recovery rider – gas
AFUDC	Allowance for funds used during construction	LNG	Liquified natural gas
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	LPSC	Louisiana Public Service Commission
AGA	American Gas Association	LTM	Last twelve months
ALJ	Administrative law judge	LURC	Louisiana Utility Restoration Corporation
AMI	Advanced metering infrastructure	MISO	Midcontinent Independent System Operator, Inc.
APSC	Arkansas Public Service Commission	MMBtu	Million British thermal units
ATM	At the market equity issuance program	Moody’s	Moody’s Investor Service
bbl	Barrels	MOU	Memorandum of understanding
Bcf/D	Billion cubic feet per day	MPSC	Mississippi Public Service Commission
bps	Basis points	MTEP	MISO Transmission Expansion Plan
CAGR	Compound annual growth rate	NBP	National Balancing Point
CCGT	Combined cycle gas turbine	NDT	Nuclear decommissioning trust
CCNO	Council of the City of New Orleans	NYSE	New York Stock Exchange
CFO	Cash from operations	O&M	Operations and maintenance
COD	Commercial operation date	OCAPS	Orange County Advanced Power Station
DCRF	Distribution cost recovery factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DTA	Deferred tax asset	OPEB	Other post-employment benefits
E-AR	Entergy Arkansas, LLC	Other O&M	Other non-fuel operation and maintenance expense
E-LA	Entergy Louisiana, LLC	P&O	Parent & Other
E-MS	Entergy Mississippi, LLC	Palisades	Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
E-NO	Entergy New Orleans, LLC	PMR	Performance Management Rider
E-TX	Entergy Texas, Inc.	PPA	Power purchase agreement or purchased power agreement
EEI	Edison Electric Institute	PUCT	Public Utility Commission of Texas
EPS	Earnings per share	RFP	Request for proposals
ESG	Environmental, social, and governance	ROE	Return on equity
ETR	Entergy Corporation	RSP	Rate Stabilization Plan (E-LA Gas)
EWC	Entergy Wholesale Commodities	S&P	Standard & Poor’s
FERC	Federal Energy Regulatory Commission	SEC	U.S. Securities and Exchange Commission
FFO	Funds from operations	SERI	System Energy Resources, Inc.
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	TCRF	Transmission cost recovery factor
FRP	Formula rate plan	TRAM	Tax reform adjustment mechanism
GAAP	U.S. generally accepted accounting principles	UPSA	Unit Power Sales Agreement
GCRR	Generation Cost Recovery Rider	WACC	Weighted-average cost of capital
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Second quarter
		2023	2022
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,369	1,226
Adjustments	(B)	49	(56)

Adjusted earnings (non-GAAP)	(A-B)	1,320	1,282

Average common equity (average of beginning and ending balances)	(C)	12,474	11,300

As-reported ROE	(A/C)	11.0%	10.8%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.6%	11.3%
Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Second quarter
		2023	2022
Total debt	(A)	27,362	26,923
Less securitization debt	(B)	278	336
Total debt, excluding securitization debt	(C)	27,084	26,587
Less cash and cash equivalents	(D)	1,194	580
Net debt, excluding securitization debt	(E)	25,889	26,007

Commercial paper	(F)	1,108	1,398

Total capitalization	(G)	40,949	38,961
Less securitization debt	(B)	278	336
Total capitalization, excluding securitization debt	(H)	40,671	38,625
Less cash and cash equivalents	(D)	1,194	580
Net capital, excluding securitization debt	(I)	39,477	38,045

Debt to capital	(A/G)	66.8%	69.1%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.6%	68.8%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	65.6%	68.4%

Available revolver capacity	(J)	4,216	4,191

Storm escrows	(K)	411	323

Gross liquidity (non-GAAP)	(D+J)	5,410	4,771
Net liquidity (non-GAAP)	(D+J-F)	4,302	3,373
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,713	3,697

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,050
Revolver draw	(M)	150	150
Unamortized debt issuance costs and discounts	(N)	(40)	(46)
Total parent debt	(F+L+M+N)	5,268	5,552
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	19.5%	20.9%
Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt
($ in millions except where noted)		Second quarter
		2023	2022
Total debt	(A)	27,362	26,923
Less securitization debt	(B)	278	336
Total debt, excluding securitization debt	(C)	27,084	26,587

Net cash flow provided by operating activities, LTM	(D)	3,595	2,370

AFUDC – borrowed funds, LTM	(E)	(37)	(27)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		132	(155)
Fuel inventory		(53)	18
Accounts payable		(413)	444
Taxes accrued		(20)	48
Interest accrued		23	(22)
Deferred fuel costs		837	(847)
Other working capital accounts		(169)	(104)
Securitization regulatory charges, LTM		40	67
Total	(F)	377	(551)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,182	2,894

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	11.7%	10.9%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$57,826	$9,895	$67,721
Temporary cash investments	1,066,338	60,283	1,126,621
Total cash and cash equivalents	1,124,164	70,178	1,194,342
Accounts receivable:
Customer	646,767	—	646,767
Allowance for doubtful accounts	(21,840)	—	(21,840)
Associated companies	3,967	(3,967)	—
Other	189,757	24,016	213,773
Accrued unbilled revenues	591,298	—	591,298
Total accounts receivable	1,409,949	20,049	1,429,998
Deferred fuel costs	182,387	—	182,387
Fuel inventory - at average cost	183,043	8,082	191,125
Materials and supplies - at average cost	1,303,595	4,142	1,307,737
Deferred nuclear refueling outage costs	163,187	—	163,187
Prepayments and other	364,172	(140,334)	223,838
TOTAL	4,730,497	(37,883)	4,692,614

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,587,262	(4,587,262)	—
Decommissioning trust funds	4,560,006	—	4,560,006
Non-utility property - at cost (less accumulated depreciation)	407,945	8,486	416,431
Storm reserve escrow account	411,035	—	411,035
Other	36,724	63,127	99,851
TOTAL	10,002,972	(4,515,649)	5,487,323

PROPERTY, PLANT, AND EQUIPMENT

Electric	65,056,991	211,353	65,268,344
Natural gas	705,566	—	705,566
Construction work in progress	2,189,738	1,220	2,190,958
Nuclear fuel	596,045	—	596,045
TOTAL PROPERTY, PLANT, AND EQUIPMENT	68,548,340	212,573	68,760,913
Less - accumulated depreciation and amortization	25,749,205	152,975	25,902,180
PROPERTY, PLANT, AND EQUIPMENT - NET	42,799,135	59,598	42,858,733

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,645,209	—	5,645,209
Deferred fuel costs	241,085	—	241,085
Goodwill	374,099	3,073	377,172
Accumulated deferred income taxes	66,971	2,941	69,912
Other	199,509	145,679	345,188
TOTAL	6,526,873	151,693	6,678,566

TOTAL ASSETS	$64,059,477	$(4,342,241)	$59,717,236

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,710,046	$139,000	$1,849,046
Notes payable and commercial paper:
Other	—	1,108,386	1,108,386
Account payable:
Associated companies	20,120	(20,120)	—
Other	1,515,214	8,533	1,523,747
Customer deposits	434,462	—	434,462
Taxes accrued	353,888	45,123	399,011
Interest accrued	188,886	13,185	202,071
Deferred fuel costs	35,596	—	35,596
Pension and other postretirement liabilities	76,130	12,944	89,074
Other	233,419	6,470	239,889
TOTAL	4,567,761	1,313,521	5,881,282

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	6,040,514	(1,169,397)	4,871,117
Accumulated deferred investment tax credits	206,966	—	206,966
Regulatory liability for income taxes - net	1,225,578	—	1,225,578
Other regulatory liabilities	2,768,843	—	2,768,843
Decommissioning and retirement cost liabilities	4,382,843	639	4,383,482
Accumulated provisions	514,357	280	514,637
Pension and other postretirement liabilities	960,317	140,630	1,100,947
Long-term debt	20,161,733	4,159,948	24,321,681
Other	1,258,618	(402,870)	855,748
TOTAL	37,519,769	2,729,230	40,248,999

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2023	2,458,748	(2,455,951)	2,797
Paid-in capital	5,145,715	2,488,590	7,634,305
Retained earnings	14,115,387	(3,363,609)	10,751,778
Accumulated other comprehensive loss	42,707	(235,726)	(193,019)
Less - treasury stock, at cost (68,199,625 shares in 2023)	120,000	4,838,795	4,958,795
TOTAL COMMON SHAREHOLDERS' EQUITY	21,642,557	(8,405,491)	13,237,066
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	134,229	(3,750)	130,479
TOTAL	21,776,786	(8,409,241)	13,367,545

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$64,059,477	$(4,342,241)	$59,717,236

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$101,049	$1,758	$12,483	$115,290
Temporary cash investments	47,186	912	60,776	108,874
Total cash and cash equivalents	148,235	2,670	73,259	224,164
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	788,552	—	—	788,552
Allowance for doubtful accounts	(30,856)	—	—	(30,856)
Associated companies	7,991	(9,407)	1,416	—
Other	223,752	4	17,946	241,702
Accrued unbilled revenues	495,859	—	—	495,859
Total accounts receivable	1,485,298	(9,403)	19,362	1,495,257
Deferred fuel costs	710,401	—	—	710,401
Fuel inventory - at average cost	141,174	—	6,458	147,632
Materials and supplies - at average cost	1,179,344	—	3,964	1,183,308
Deferred nuclear refueling outage costs	143,653	—	—	143,653
Prepayments and other	190,942	(8,673)	8,342	190,611
TOTAL	3,999,047	(90,406)	186,385	4,095,026

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,176,229	(3,176,315)	86	—
Decommissioning trust funds	4,121,864	—	—	4,121,864
Non-utility property - at cost (less accumulated depreciation)	357,763	(16)	8,658	366,405
Storm reserve escrow account	401,955	—	—	401,955
Other	42,154	51,497	8,608	102,259
TOTAL	8,099,965	(3,124,834)	17,352	4,992,483

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,435,141	5,313	206,457	64,646,911
Natural gas	691,970	—	—	691,970
Construction work in progress	1,843,160	352	659	1,844,171
Nuclear fuel	582,119	—	—	582,119
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,552,390	5,665	207,116	67,765,171
Less - accumulated depreciation and amortization	25,137,429	200	150,418	25,288,047
PROPERTY, PLANT, AND EQUIPMENT - NET	42,414,961	5,465	56,698	42,477,124

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,036,397	—	—	6,036,397
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,315	358	2,427	84,100
Other	152,374	10,903	128,527	291,804
TOTAL	6,885,270	11,261	134,027	7,030,558

TOTAL ASSETS	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,170,037	$—	$139,000	$2,309,037
Notes payable and commercial paper:
Other	—	827,621	—	827,621
Account payable:
Associated companies	42,681	(39,329)	(3,352)	—
Other	1,769,731	83	7,776	1,777,590
Customer deposits	424,723	—	—	424,723
Taxes accrued	407,244	2,887	13,960	424,091
Interest accrued	181,960	12,927	377	195,264
Pension and other postretirement liabilities	89,348	—	15,497	104,845
Sale-leaseback/depreciation regulatory liability	103,497	—	—	103,497
Other	195,983	1,915	4,881	202,779
TOTAL	5,385,204	806,104	178,139	6,369,447

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,923,987	(638,476)	(466,674)	4,818,837
Accumulated deferred investment tax credits	211,220	—	—	211,220
Regulatory liability for income taxes - net	1,258,276	—	—	1,258,276
Other regulatory liabilities	2,324,590	—	—	2,324,590
Decommissioning and retirement cost liabilities	4,270,916	—	615	4,271,531
Accumulated provisions	530,910	—	291	531,201
Pension and other postretirement liabilities	1,047,018	—	166,537	1,213,555
Long-term debt	19,466,346	4,157,166	—	23,623,512
Other	1,104,215	(459,639)	44,144	688,720
TOTAL	36,137,478	3,059,051	(255,087)	38,941,442

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2022	2,458,748	(2,657,052)	201,101	2,797
Paid-in capital	3,694,509	(1,619,515)	5,557,901	7,632,895
Retained earnings	13,504,961	2,075,642	(5,078,562)	10,502,041
Accumulated other comprehensive loss	41,525	—	(233,279)	(191,754)
Less - treasury stock, at cost (68,477,429 shares in 2022)	120,000	4,858,994	—	4,978,994
TOTAL COMMON SHAREHOLDERS' EQUITY	19,579,743	(7,059,919)	447,161	12,966,985
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	101,657	(3,750)	—	97,907
TOTAL	19,681,400	(7,063,669)	447,161	13,064,892

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,785,244		$—	$2,785,244
Natural gas	33,503		—	33,503
Other	—		27,279	27,279
Total	2,818,747		27,279	2,846,026

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	574,500		9,217	583,717
Purchased power	191,209		15,327	206,536
Nuclear refueling outage expenses	34,785		—	34,785
Other operation and maintenance	644,148		15,746	659,894
Decommissioning	51,140		12	51,152
Taxes other than income taxes	182,788		790	183,578
Depreciation and amortization	467,381		1,557	468,938
Other regulatory charges (credits) - net	(98,501)		—	(98,501)
Total	2,047,450	—	42,649	2,090,099

OPERATING INCOME	771,297		(15,370)	755,927

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,867		—	24,867
Interest and investment income	123,743		(78,315)	45,428
Miscellaneous - net	(56,386)		7,842	(48,544)
Total	92,224		(70,473)	21,751

INTEREST EXPENSE
Interest expense	215,015		46,334	261,349
Allowance for borrowed funds used during construction	(10,481)		—	(10,481)
Total	204,534		46,334	250,868

INCOME BEFORE INCOME TAXES	658,987		(132,177)	526,810

Income taxes	144,489		(9,693)	134,796

CONSOLIDATED NET INCOME	514,498		(122,484)	392,014

Preferred dividend requirements of subsidiaries and noncontrolling interests	271		499	770

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$514,227		$(122,983)	$391,244

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.43		($0.58)	$1.85
DILUTED	$2.42		($0.58)	$1.84

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,449,211
DILUTED				212,201,529
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,258,261	$(6)	$—	$3,258,255
Natural gas	48,008	—	—	48,008
Other	—	—	88,933	88,933
Total	3,306,269	(6)	88,933	3,395,196

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	627,233	(6)	24,719	651,946
Purchased power	544,964	6	25,657	570,627
Nuclear refueling outage expenses	29,560	—	7,357	36,917
Other operation and maintenance	725,744	9,497	42,474	777,715
Asset write-offs, impairments, and related charges (credits)	—	—	(164,066)	(164,066)
Decommissioning	48,620	—	14,239	62,859
Taxes other than income taxes	169,200	263	2,781	172,244
Depreciation and amortization	441,571	145	3,043	444,759
Other regulatory charges (credits) - net	761,063	—	—	761,063
Total	3,347,955	9,905	(43,796)	3,314,064

OPERATING INCOME	(41,686)	(9,911)	132,729	81,132

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,568	—	—	13,568
Interest and investment loss	(30,887)	(43,723)	(24,439)	(99,049)
Miscellaneous - net	31,115	(1,491)	5,954	35,578
Total	13,796	(45,214)	(18,485)	(49,903)

INTEREST EXPENSE
Interest expense	192,018	37,970	1,625	231,613
Allowance for borrowed funds used during construction	(4,752)	—	—	(4,752)
Total	187,266	37,970	1,625	226,861

INCOME BEFORE INCOME TAXES	(215,156)	(93,095)	112,619	(195,632)

Income taxes	(371,704)	(13,172)	25,233	(359,643)

CONSOLIDATED NET INCOME	156,548	(79,923)	87,386	164,011

Preferred dividend requirements of subsidiaries and noncontrolling interest	3,809	(48)	547	4,308

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$152,739	$(79,875)	$86,839	$159,703

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.75	($0.39)	$0.43	$0.79
DILUTED	$0.75	($0.39)	$0.42	$0.78

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,383,199
DILUTED				204,712,242
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$5,668,654	$—	$5,668,654
Natural gas	98,084	—	98,084
Competitive businesses	—	60,347	60,347
Total	5,766,738	60,347	5,827,085

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,462,949	19,151	1,482,100
Purchased power	410,176	34,647	444,823
Nuclear refueling outage expenses	72,018	—	72,018
Other operation and maintenance	1,263,942	27,479	1,291,421
Decommissioning	48,620	—	62,859
Taxes other than income taxes	367,200	1,815	369,015
Depreciation and amortization	919,756	3,099	922,855
Other regulatory charges (credits) - net	(74,827)	—	(74,827)
Total	4,522,835	86,214	4,609,049

OPERATING INCOME	1,243,903	(25,867)	1,218,036

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,013	—	48,013
Interest and investment income	223,510	(129,823)	93,687
Miscellaneous - net	(117,630)	14,633	(102,997)
Total	153,893	(115,190)	38,703

INTEREST EXPENSE
Interest expense	426,841	89,837	516,678
Allowance for borrowed funds used during construction	(20,072)	—	(20,072)
Total	406,769	89,837	496,606

INCOME BEFORE INCOME TAXES	991,027	(230,894)	760,133

Income taxes	78,363	(22,542)	55,821

CONSOLIDATED NET INCOME	912,664	(208,352)	704,312

Preferred dividend requirements of subsidiaries and noncontrolling interests	1,135	998	2,133

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$911,529	$(209,350)	$702,179

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.31	($0.99)	$3.32
DILUTED	$4.30	($0.99)	$3.31

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,400,230
DILUTED			212,173,254
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$5,914,056	$(25)	$—	$5,914,031
Natural gas	120,369	—	—	120,369
Competitive businesses	—	11	238,711	238,722
Total	6,034,425	(14)	238,711	6,273,122

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,268,003	(14)	50,896	1,318,885
Purchased power	800,907	14	39,330	840,251
Nuclear refueling outage expenses	61,504	—	18,414	79,918
Other operation and maintenance	1,354,262	18,573	83,694	1,456,529
Asset write-offs, impairments, and related charges (credits)	—	—	(163,321)	(163,321)
Decommissioning	96,684	—	28,223	124,907
Taxes other than income taxes	339,480	626	12,286	352,392
Depreciation and amortization	871,794	349	11,588	883,731
Other regulatory charges (credits) - net	732,638	—	—	732,638
Total	5,525,272	19,548	81,110	5,625,930

OPERATING INCOME	509,153	(19,562)	157,601	647,192

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,440	—	—	29,440
Interest and investment loss	(3,180)	(76,446)	(41,342)	(120,968)
Miscellaneous - net	38,442	(5,264)	10,004	43,182
Total	64,702	(81,710)	(31,338)	(48,346)

INTEREST EXPENSE
Interest expense	381,345	74,961	2,929	459,235
Allowance for borrowed funds used during construction	(10,848)	—	—	(10,848)
Total	370,497	74,961	2,929	448,387

INCOME BEFORE INCOME TAXES	203,358	(176,233)	123,334	150,459

Income taxes	(296,346)	(24,888)	28,089	(293,145)

CONSOLIDATED NET INCOME	499,704	(151,345)	95,245	443,604

Preferred dividend requirements of subsidiaries and noncontrolling interest	6,503	(96)	1,094	7,501

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$493,201	$(151,249)	$94,151	$436,103

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.43	($0.74)	$0.46	$2.15
DILUTED	$2.41	($0.74)	$0.46	$2.13

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,164,628
DILUTED				204,291,597
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,941,481	$(13)	$12,941,468
Natural gas	211,635	—	211,635
Other	—	165,097	165,097
Total	13,153,116	165,084	13,318,200

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,829,341	66,726	3,896,067
Purchased power	1,087,390	78,726	1,166,116
Nuclear refueling outage expenses	148,132	—	148,132
Other operation and maintenance	2,809,439	63,911	2,873,350
Asset write-offs, impairments, and related charges (credits)	—	(143)	(143)
Decommissioning	200,768	46	200,814
Taxes other than income taxes	744,280	5,882	750,162
Depreciation and amortization	1,793,784	6,363	1,800,147
Other regulatory charges (credits) - net	(138,062)	—	(138,062)
Total	10,475,072	221,511	10,696,583

OPERATING INCOME	2,678,044	(56,427)	2,621,617

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	91,405	—	91,405
Interest and investment income	372,659	(233,585)	139,074
Miscellaneous - net	(203,675)	(20,132)	(223,807)
Total	260,389	(253,717)	6,672

INTEREST EXPENSE
Interest expense	823,494	174,009	997,503
Allowance for borrowed funds used during construction	(37,048)	—	(37,048)
Total	786,446	174,009	960,455

INCOME BEFORE INCOME TAXES	2,151,987	(484,153)	1,667,834

Income taxes	340,445	(30,457)	309,988

CONSOLIDATED NET INCOME	1,811,542	(453,696)	1,357,846

Preferred dividend requirements of subsidiaries and noncontrolling interests	(13,392)	1,996	(11,396)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,824,934	$(455,692)	$1,369,242

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.68	($2.17)	$6.51
DILUTED	$8.64	($2.16)	$6.48

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			210,206,563
DILUTED			211,182,463
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$11,608,287	$(53)	$—	$11,608,234
Natural gas	200,811	—	—	200,811
Other	—	65	540,000	540,065
Total	11,809,098	12	540,000	12,349,110

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,554,950	(22)	94,822	2,649,750
Purchased power	1,403,138	22	76,663	1,479,823
Nuclear refueling outage expenses	124,094	—	41,021	165,115
Other operation and maintenance	2,717,678	31,608	187,960	2,937,246
Asset write-offs, impairments and related charges	—	—	(245,061)	(245,061)
Decommissioning	191,003	—	55,474	246,477
Taxes other than income taxes	682,515	531	17,022	700,068
Depreciation and amortization	1,701,164	1,751	29,037	1,731,952
Other regulatory charges (credits) - net	867,126	—	—	867,126
Total	10,241,668	33,890	256,938	10,532,496

OPERATING INCOME	1,567,430	(33,878)	283,062	1,816,614

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	68,463	—	—	68,463
Interest and investment income	257,006	(141,924)	(20,229)	94,853
Miscellaneous - net	(40,408)	(9,525)	15,110	(34,823)
Total	285,061	(151,449)	(5,119)	128,493

INTEREST EXPENSE
Interest expense	744,955	143,746	8,020	896,721
Allowance for borrowed funds used during construction	(26,889)	—	—	(26,889)
Total	718,066	143,746	8,020	869,832

INCOME BEFORE INCOME TAXES	1,134,425	(329,073)	269,923	1,075,275

Income taxes	(163,231)	(44,910)	58,843	(149,298)

CONSOLIDATED NET INCOME	1,297,656	(284,163)	211,080	1,224,573

Preferred dividend requirements of subsidiaries and noncontrolling interest	(3,495)	(123)	2,187	(1,431)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,301,151	$(284,040)	$208,893	$1,226,004

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.44	($1.40)	$1.03	$6.07
DILUTED	$6.41	($1.40)	$1.03	$6.04

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,965,746
DILUTED				203,058,816
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$392,014	$164,011	$228,003
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	563,619	552,223	11,396
Deferred income taxes, investment tax credits, and non-current taxes accrued	141,746	(344,919)	486,665
Asset write-offs, impairments, and related charges (credits)	—	(164,066)	164,066
Changes in working capital:
Receivables	(207,274)	(347,486)	140,212
Fuel inventory	(14,009)	1,586	(15,595)
Accounts payable	72,143	326,090	(253,947)
Taxes accrued	41,637	79,521	(37,884)
Interest accrued	(23,820)	(44,809)	20,989
Deferred fuel costs	121,012	(608,315)	729,327
Other working capital accounts	(80,767)	(41,820)	(38,947)
Changes in provisions for estimated losses	(16,589)	287,781	(304,370)
Changes in other regulatory assets	(151,506)	2,148,497	(2,300,003)
Changes in other regulatory liabilities	171,373	266,146	(94,773)
Effect of securitization on regulatory asset	—	(2,528,897)	2,528,897
Changes in pension and other postretirement liabilities	(64,291)	(66,041)	1,750
Other	(78,859)	598,494	(677,353)
Net cash flow provided by operating activities	866,429	277,996	588,433
INVESTING ACTIVITIES
Construction/capital expenditures	(1,135,808)	(1,219,018)	83,210
Allowance for equity funds used during construction	24,867	13,569	11,298
Nuclear fuel purchases	(43,889)	(31,517)	(12,372)
Payment for purchase of assets	(30,433)	(105,149)	74,716
Net proceeds (payments) from sale of assets	11,000	(7,082)	18,082
Litigation proceeds from settlement agreement	6,184	—	6,184
Changes in securitization account	11,707	(13,195)	24,902
Payments to storm reserve escrow account	(4,884)	(1,290,314)	1,285,430
Receipts from storm reserve escrow account	—	1,000,218	(1,000,218)
Decrease (increase) in other investments	3,724	(24,195)	27,919
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	17,933	—	17,933
Proceeds from nuclear decommissioning trust fund sales	231,775	619,566	(387,791)
Investment in nuclear decommissioning trust funds	(254,016)	(615,646)	361,630
Net cash flow used in investing activities	(1,161,840)	(1,672,763)	510,923
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	875,364	1,297,692	(422,328)
Treasury stock	61	17,323	(17,262)
Retirement of long-term debt	(1,439,243)	(3,069,332)	1,630,089
Changes in credit borrowings and commercial paper - net	242,770	55,060	187,710
Capital contributions from noncontrolling interest	25,708	9,595	16,113
Proceeds received by storm trust related to securitization	—	3,163,572	(3,163,572)
Other	45,408	9,142	36,266
Dividends paid:
Common stock	(226,248)	(205,408)	(20,840)
Preferred stock	(4,579)	(4,579)	—
Net cash flow provided by financing activities	(480,759)	1,273,065	(1,753,824)
Net decrease in cash and cash equivalents	(776,170)	(121,702)	(654,468)
Cash and cash equivalents at beginning of period	1,970,512	701,591	1,268,921
Cash and cash equivalents at end of period	$1,194,342	$579,889	$614,453

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$275,119	$268,397	$6,722
Income taxes	$36,583	$4,020	$32,563

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$704,312	$443,604	$260,708
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,116,843	1,113,954	2,889
Deferred income taxes, investment tax credits, and non-current taxes accrued	43,502	(274,139)	317,641
Asset write-offs, impairments, and related charges (credits)	—	(163,321)	163,321
Changes in working capital:
Receivables	65,259	(224,499)	289,758
Fuel inventory	(43,493)	16,381	(59,874)
Accounts payable	(267,820)	42,915	(310,735)
Taxes accrued	(25,080)	(420)	(24,660)
Interest accrued	6,807	(11,947)	18,754
Deferred fuel costs	563,610	(667,247)	1,230,857
Other working capital accounts	(148,738)	(136,853)	(11,885)
Changes in provisions for estimated losses	(16,564)	295,987	(312,551)
Changes in other regulatory assets	391,188	724,227	(333,039)
Changes in other regulatory liabilities	308,058	15,788	292,270
Effect of securitization on regulatory asset	(491,150)	(1,036,955)	545,805
Changes in pension and other postretirement liabilities	(128,379)	(167,682)	39,303
Other	(252,383)	846,170	(1,098,553)
Net cash flow provided by operating activities	1,825,972	815,963	1,010,009
INVESTING ACTIVITIES
Construction/capital expenditures	(2,311,465)	(2,720,596)	409,131
Allowance for equity funds used during construction	48,013	29,440	18,573
Nuclear fuel purchases	(134,698)	(114,843)	(19,855)
Payment for purchase of assets	(30,433)	(105,149)	74,716
Net proceeds (payments) from sale of assets	11,000	(7,082)	18,082
Insurance proceeds received for property damages	6,184	—	6,184
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	7,803	337	7,466
Payments to storm reserve escrow account	(9,080)	(1,290,314)	1,281,234
Receipts from storm reserve escrow account	—	1,000,218	(1,000,218)
Decrease (increase) in other investments	262	(36,057)	36,319
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	17,933	32,367	(14,434)
Proceeds from nuclear decommissioning trust fund sales	435,903	1,099,503	(663,600)
Investment in nuclear decommissioning trust funds	(486,853)	(1,121,635)	634,782
Net cash flow used in investing activities	(2,445,431)	(3,223,982)	778,551
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,489,886	3,851,061	(1,361,175)
Treasury stock	4,078	26,952	(22,874)
Retirement of long-term debt	(2,273,773)	(4,293,423)	2,019,650
Changes in credit borrowings and commercial paper - net	280,765	196,694	84,071
Capital contributions from noncontrolling interests	25,708	9,595	16,113
Proceeds from trust related to securitization	1,457,676	3,163,572	(1,705,896)
Other	66,898	10,523	56,375
Dividends paid:
Common stock	(452,442)	(410,466)	(41,976)
Preferred stock	(9,159)	(9,159)	—
Net cash flow provided by financing activities	1,589,637	2,545,349	(955,712)
Net increase in cash and cash equivalents	970,178	137,330	832,848
Cash and cash equivalents at beginning of period	224,164	442,559	(218,395)
Cash and cash equivalents at end of period	$1,194,342	$579,889	$614,453

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$490,201	$454,666	$35,535
Income taxes	$31,231	$(7,485)	$38,716

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,357,846	$1,224,573	$133,273
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,193,260	2,206,604	(13,344)
Deferred income taxes, investment tax credits, and non-current taxes accrued	270,487	(140,694)	411,181
Asset write-offs, impairments, and related charges (credits)	(143)	(245,061)	244,918
Changes in working capital:
Receivables	132,491	(154,851)	287,342
Fuel inventory	(52,931)	18,022	(70,953)
Accounts payable	(412,748)	444,126	(856,874)
Taxes accrued	(20,397)	48,108	(68,505)
Interest accrued	22,867	(22,425)	45,292
Deferred fuel costs	837,111	(847,181)	1,684,292
Other working capital accounts	(169,120)	(103,962)	(65,158)
Changes in provisions for estimated losses	61,528	264,552	(203,024)
Changes in other regulatory assets	243,820	93,744	150,076
Changes in other regulatory liabilities	25,711	(111,513)	137,224
Effect of securitization on regulatory asset	(395,230)	(1,036,955)	641,725
Changes in pension and other postretirement liabilities	(659,958)	(805,256)	145,298
Other	160,905	1,538,298	(1,377,393)
Net cash flow provided by operating activities	3,595,499	2,370,129	1,225,370
INVESTING ACTIVITIES
Construction/capital expenditures	(4,655,995)	(5,924,516)	1,268,521
Allowance for equity funds used during construction	91,405	68,464	22,941
Nuclear fuel purchases	(243,468)	(207,497)	(35,971)
Payment for purchase of assets	(31,477)	(236,919)	205,442
Net proceeds (payments) from sale of assets	16,887	(12,082)	28,969
Insurance proceeds received for property damages	6,184	—	6,184
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	22,980	4,321	18,659
Payments to storm reserve escrow account	(212,814)	(1,290,322)	1,077,508
Receipts from storm reserve escrow account	125,061	1,039,118	(914,057)
Decrease (increase) in other investments	32,991	(44,467)	77,458
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	17,933	65,868	(47,935)
Proceeds from nuclear decommissioning trust fund sales	973,086	2,815,650	(1,842,564)
Investment in nuclear decommissioning trust funds	(1,074,119)	(2,864,480)	1,790,361
Net cash flow used in investing activities	(4,931,346)	(6,577,033)	1,645,687
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,658,660	7,151,158	(2,492,498)
Treasury stock	9,168	28,890	(19,722)
Common stock	852,555	173,959	678,596
Retirement of long-term debt	(3,976,253)	(6,220,684)	2,244,431
Changes in credit borrowings and commercial paper - net	(289,485)	531,626	(821,111)
Capital contributions from noncontrolling interests	40,815	60,797	(19,982)
Proceeds received by storm trust related to securitization	1,457,676	3,163,572	(1,705,896)
Other	99,136	33,277	65,859
Dividends paid:
Common stock	(883,653)	(804,364)	(79,289)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	1,950,300	4,099,912	(2,149,612)
Net increase (decrease) in cash and cash equivalents	614,453	(106,992)	721,445
Cash and cash equivalents at beginning of period	579,889	686,881	(106,992)
Cash and cash equivalents at end of period	$1,194,342	$579,889	$614,453

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$937,419	$869,593	$67,826
Income taxes	$67,070	$63,404	$3,666